Exhibit 99.1
FOR IMMEDIATE RELEASE
PRIMUS GUARANTY ANNOUNCES
INCREASE IN SECURITIES BUYBACK AUTHORIZATION
Hamilton, Bermuda, October 28, 2011 — Primus Guaranty, Ltd. (the “Company”) (NYSE:PRS) announced today that its Board of Directors has approved an increase of $25 million in its buyback authorization to repurchase outstanding common shares and 7% Senior Notes due 2036 (“Senior Notes”) from time to time in the open market or in privately negotiated transactions at prices and upon terms approved by management. The authorization does not obligate the Company to acquire any specific number of common shares or Senior Notes in any period, and may be modified, suspended or discontinued at any time without notice.
About Primus Guaranty
Primus Guaranty, Ltd. is a Bermuda company with offices in New York. Through its subsidiary, Primus Financial Products, LLC, the Company provides protection against the risk of default on primarily investment grade corporate and sovereign reference entities.
Safe Harbor Statement
Some of the statements included in this press release and other statements Primus Guaranty may make, particularly those anticipating future financial performance, business prospects, growth and operating strategies, market performance, valuations and similar matters, are forward-looking statements that involve a number of assumptions, risks and uncertainties, which change over time. Any such statements speak only as of the date they are made, and Primus Guaranty assumes no duty to, and does not undertake to, update any forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. For a discussion of the factors that could affect the Company’s actual results please refer to the risk factors identified from time to time in the Company’s SEC reports, including, but not limited to, Primus Guaranty’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission.
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